UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

           Date of Report (Date of earliest reported): October 7, 2005


                           EUROWEB INTERNATIONAL CORP.
               (Exact name of registrant as specified in charter)


          Delaware                      001-12000                 13-3696015
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)


                       1138 Budapest, Vaci ut 141. Hungary
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: +36-1-8897000

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


                         INFORMATION INCLUDED IN REPORT

Euroweb International Corp. filed a Form 8-K dated October 13, 2005 with regard to the acquisition of the 100% of the issued and outstanding shares of Navigator Informatika Rt. without the required financial information. Accordingly, Euroweb International Corp. is filing this Form 8-K/A to include that financial information.

Item 1.01   Entry Into a Material Definitive Agreement
Item 2.01   Completion of Acquisition or Disposition of Assets
Item 3.02   Unregistered Sales of Equity Securities
Item 9.01   Financial Statements and Exhibits

On July 21,  2005,  Euroweb  International  Corp.  (the  "Euroweb")  and Euroweb
Hungary Rt. ("Euroweb Hungary"), a wholly-owned subsidiary of Euroweb (collectively, Euroweb Hungary and Euroweb are hereinafter referred to as the "Company"), entered into a Sale and Purchase Agreement (the "Agreement") with Marivaux Investments Limited ("Marivaux") and Graeton Holdings Limited ("Graeton") (collectively, Marivaux and Graeton are hereinafter referred to as the "Sellers"), which are both registered under the laws of the Cyprus. Pursuant to the Agreement, the Company agreed to acquire, and the Sellers agreed to sell, 100% of the Sellers' interest in Navigator Informatika Rt. ("Navigator"), a Hungarian company.

The Company's purchase of Navigator closed on October 7, 2005. In consideration for Marivaux's interest in Navigator, the Company paid Marivaux US$8,500,000 of which US$150,000 was paid upon signing of the Agreement and $8,350,000 was paid on closing. In addition, at closing, Euroweb issued Graeton 441,566 shares of common stock of Euroweb (the "Shares"). The offering and sale of the Shares was deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the Shares. At the date on which the Agreement was entered into, a material relationship existed between the ultimate parent of the Sellers and the Company and its affiliates, to the extent that the ultimate parent of the Sellers indirectly had a right to nominate a member of the Euroweb International Corp. Board of Directors (and had nominated such a director) as well as a right to nominate a member of the Euroweb Hungary Rt. Board of Directors (and had nominated such a director).

Euroweb has entered into a Registration Rights Agreement dated July 21, 2005 whereby it agreed to file a registration statement registering the Shares within 75 days from the closing and have such registration statement declared effective within 150 days from the filing thereof. In the event that Euroweb fails to meet its obligations to register the Shares it may be required to pay a penalty equal to 1% of the value of the Shares on a monthly basis. The Company is currently in discussions with the Sellers to obtain a written waiver of the penalty as it has been orally agreed that the registration statement will not be filed within 75 days from the closing. The waiver will provide for a postponement of the filing until such time as is mutually agreed by both parties.

On September 27, 2005, Euroweb Hungary entered into an agreement with Commerzbank Hungary ("Commerzbank") for a $6,000,000 long term loan facility to finance the cash part of purchase price. The full amount of the facility was drawn on October 4, 2005. The remainder of the cash purchase price, $2,500,000, was financed from existing cash resources. The interest rate of the loan is Budapest Interbank Offered Rate plus 2.5%. Euroweb Hungary is required to make scheduled quarterly payments in connection with the loan in varying amounts from $166,493 to $354,513 commencing March 31, 2006 through June 30, 2010.

As security for providing the funds, Euroweb Hungary granted a security interest in all of its assets, the assignment of its revenue, the assignment of all future dividends payable by Navigator and the pledge of all of the securities of Euroweb Hungary and Navigator held by Euroweb. Further, in the event that Euroweb Hungary fails to satisfy its obligations under the loan agreement with Commerzbank, Commerzbank holds an option to acquire all of the securities of Navigator.

ITEM 9.1.   Financial Statements and Exhibits

(a)   Financial statements of businesses acquired.

      Audited combined and consolidated financial statements of Navigator Informatika Rt. as of and for the year ended December 31, 2004

            Report of Independent Registered Public Accounting Firm            4
            Combined Balance Sheet                                             5
            Combined and Consolidated Statement of Operations                  6
            Combined and Consolidated Statement of Changes in
              Shareholders' Deficit                                            7
            Combined and Consolidated Statement of Cash Flows                  8
            Notes to the Combined and Consolidated Financial Statements     9-20

      Unaudited condensed combined and consolidated financial statements of Navigator Informatika Rt. as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004

            Unaudited Condensed Consolidated Balance Sheet                    21
            Unaudited Condensed Combined and Consolidated Statements
              of Operations                                                   22
            Unaudited Condensed Combined and Consolidated Statements
              of Cash Flow                                                    23
            Notes to the Unaudited Condensed Combined and Consolidated
              Financial Statements                                         24-26

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Navigator Informatika Rt.
Budapest, Hungary

We have audited the accompanying combined balance sheet of Navigator Informatika Rt. and subsidiaries (the "Company") as of December 31, 2004, and the related combined and consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Navigator Informatika Rt. and subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


Deloitte Auditing and Consulting Kft.
Budapest, Hungary

December 2, 2005

                   Navigator Informatika Rt. and subsidiaries
                             Combined Balance Sheet
               In thousands of Hungarian Forint, except share data

                                                                       As of
                                                                 December 31, 2004
                                                                 -----------------
ASSETS
  Current assets:
    Cash and cash equivalents                                               12,870
    Trade accounts receivable, net (note 3)                                172,276
    Related party trade receivables (note 7)                                87,385
    Related party loans receivable (note 7)                                 59,541
    Prepayments and other current assets (note 4)                          154,990
                                                                 -----------------
        Total current assets                                               487,062

    Customer contracts, net (note 6)                                       271,391
    Equipment and fixtures, net (note 5)                                   240,009
                                                                 -----------------

    Total assets                                                           998,462
                                                                 =================

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Trade accounts payable                                                  95,208
    Related party payables (note 7)                                        532,942
    Short term related party loan (note 7)                                  56,410
    Short term bank loan (note 8)                                           80,763
    Other current liabilities (note 9)                                      62,976
    Accrued expenses (note 10)                                              52,254
    Deferred revenue                                                         5,414
                                                                 -----------------
        Total current liabilities                                          885,967

    Deferred taxes (note 12)                                                43,423
    Long term capital lease obligation (note 11)                             4,935
                                                                 -----------------
        Total long term liabilities                                         48,358
                                                                 -----------------
          Total liabilities                                                934,325
                                                                 -----------------

  Commitments and contingencies (note 11)

     Shareholders' equity
     Common stock, HUF 10,000 par value
       (12,500 shares authorized, issued and
       outstanding as of December 31, 2004)                                125,000
     Additional paid in capital                                            240,000
     Accumulated deficit                                                  (300,863)
                                                                 -----------------
        Total shareholders' equity                                          64,137
                                                                 -----------------

        Total liabilities and shareholders' equity                         998,462
                                                                 =================

   The accompanying notes form an integral part of these financial statements

                   Navigator Informatika Rt. and subsidiaries
               Combined and Consolidated Statements of Operations
                        In thousands of Hungarian Forint

                                                                 Year ended
                                                              December 31, 2004
                                                              -----------------

Third party revenue                                                     768,239
Related party revenue                                                    60,903
                                                              -----------------
Total revenue                                                           829,142

Cost of  revenue (exclusive of depreciation and
  amortization shown separately below)
    Third party                                                         114,450
    Related party                                                        25,268
                                                              -----------------
Total cost of  revenue (exclusive of depreciation and
  amortization shown separately below)                                  139,718

Operating expenses
    Personnel expenses                                                  232,937
    Consulting, advisory and professional fees                          155,693
    Other selling, general and administrative expenses
      (including THUF 49,500 related party  expenses)                   222,823
    Depreciation and amortization                                        95,772
                                                              -----------------
Total operating expenses                                                707,225

Loss from operations                                                    (17,801)

Other income/(expense)
Interest income                                                           3,512
Interest expense                                                        (21,881)
                                                              -----------------
Total other expenses                                                    (18,369)
                                                              -----------------

Loss before income taxes                                                (36,170)

Income taxes - deferred                                                   4,027
Income taxes - current                                                   (4,805)
                                                              -----------------
Net income tax expense                                                     (778)
                                                              -----------------

Net loss                                                                (36,948)
                                                              =================

   The accompanying notes form an integral part of these financial statements

                   Navigator Informatika Rt. and subsidiaries
     Combined and Consolidated Statements of Changes in Shareholders' Equity
               In thousands of Hungarian Forint, except share data

                                     Common Stock
                             ----------------------------     Additional
                              Number of                        paid in       Accumulated     Shareholders'
                                Shares          Amount         capital         Deficit          Equity
                             ------------    ------------    ------------    ------------    ------------
January 1, 2004                    12,500         125,000              --         (15,960)        109,040
                             ============    ============    ============    ============    ============
Push down adjustments
  on acquisition of
  Navigator by
  Wallis Rt. (note 2)                                             240,000                         240,000
Deemed dividend related
  to acquisition of
  Navigator Info Kft. under
  common control of Wallis
  Rt. (note 2)                                                                   (240,000)       (240,000)
Net loss                               --              --              --         (36,948)        (36,948)
Dividends                              --              --              --          (7,955)         (7,955)
                             ------------    ------------    ------------    ------------    ------------
December 31, 2004                  12,500         125,000         240,000        (300,863)         64,137
                             ============    ============    ============    ============    ============

   The accompanying notes form an integral part of these financial statements

                   Navigator Informatika Rt. and subsidiaries
                Combined and Consolidated Statement of Cash Flows
                        In thousands of Hungarian Forint

                                                                      Year ended
                                                                  December 31, 2004
                                                                  -----------------
Net loss                                                                    (36,948)
Adjustments to reconcile net loss to net cash
  used in operating activities:
Depreciation and amortization                                                95,772
Decrease in deferred taxation                                                (4,027)
Loss on disposal of leasehold improvements                                   24,836
Loss on sale of property and equipment                                       12,327
Increase in allowance for doubtful receivables                               16,099
Changes in assets and liabilities:
   Increase in receivables                                                 (121,541)
   Increase in prepayments and other assets                                 (51,598)
   Increase in related party payables                                        27,042
   Increase in payables and other current liabilities                        22,235
   Increase in deferred revenue                                               4,592
                                                                  -----------------
Net cash used in operating activities                                       (11,211)

Cash flows from investing activities:
Purchase of property and equipment                                          (42,695)
Proceeds from sale of property and equipment                                 31,662
                                                                  -----------------
Net cash used in investing activities                                       (11,033)

Cash flows from financing activities:
2003 dividends paid                                                         (22,559)
Proceeds from related party loans - cash pool, net (see note 7)              55,308
Proceeds from short term bank loan                                           80,763
Repayment of short term related party loan                                  (38,474)
Early repayment of leasing obligations                                      (21,403)
Repayment of related party loan                                             (19,550)
Repayment of other loans                                                    (14,511)
                                                                  -----------------
Net cash provided by financing activities                                    19,574

Decrease in cash and cash equivalents                                        (2,670)
Cash and cash equivalents, beginning of year                                 15,540
                                                                  -----------------
Cash and cash equivalents, end of year                                       12,870
                                                                  =================

Supplemental Disclosures:

Non cash investing and financing activities
Purchase of shares of company under common control (note 7)                 280,000
  Payment made in 2005
Purchase of assets of company under common control (note 7)                 180,700
  Payment made in 2005

Other
Cash paid for income taxes                                                    5,259
Cash paid for interest                                                       19,331

   The accompanying notes form an integral part of these financial statements

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

1.    Organization and Business

Navigator Informatika Rt. ("Navigator") was incorporated on July 17, 2001. On December 1, 2004, Navigator purchased 100% of the shares of Navigator Info Kft. and its wholly owned subsidiary Navigator Engineering Kft, for THUF 280,000 in a transaction under the common control of Wallis Rt., the parent company of all entities involved in this transaction. Navigator Informatika Rt. and its subsidiaries are referred to as the "Company."

The Company provides a full range of information technology outsourcing services. The information technology ("IT") outsourcing services provided by the Company primarily comprise IT maintenance, procurement, consultancy and related services.

On October 7, 2005, Euroweb International Corp. and one of its subsidiaries purchased 100% of the outstanding shares of common stock of Navigator from Marivaux Investments Limited and Graeton Holdings Limited for USD 8.5 million (THUF 1,758,650 as of October 7, 2005) cash and 441,566 shares of common stock of Euroweb International Corporation.

2.    Summary of Significant Accounting Policies

      Accounting Principles

            The financial statements and accompanying notes have been prepared in conformity with accounting principles generally accepted in the United States of America.

      Basis of Presentation

            The financial statements comprise the accounts of Navigator, Navigator Info Kft. (the wholly-owned subsidiary of Navigator) and Navigator Engineering Kft. (the wholly-owned subsidiary of Navigator Info Kft.) Navigator acquired Navigator Info Kft. in December 2004 for THUF 280,000 in a transaction under the common control of Wallis Rt. Accordingly, the transaction was accounted in a manner similar to a pooling-of-interests, with all prior periods being restated as if the entities were combined for all periods presented. The purchase consideration was in excess of the value of Navigator Info Kft. net assets recorded by Navigator upon the transaction. The excess consideration over recorded net assets, of THUF 240,000, was accounted for as a distribution to Wallis Rt., which resulted in a deduction from retained earnings.

            On August 12, 2004, Wallis Rt. indirectly acquired 100% of the shares of AM-IT Rt. (which was subsequently renamed to Navigator) from an unrelated third party. Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, at this date, the assets and liabilities of Navigator were measured at their fair values. The purchase price adjustments and goodwill were pushed down to Navigator in accordance with Staff Accounting Bulletin No. 54. "Push-down" is a basis of accounting that reflects the parent company's cost in the separate financial statements of a purchased subsidiary. Accordingly, as of August 12, 2004, the assets and liabilities of Navigator were stepped up to reflect the
            accounting   basis  of  Wallis   Rt.  in   Navigator's   assets  and
            liabilities.

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

            The  consideration   paid  by  Wallitrade  Kft.  for  Navigator  was
            allocated as follows:

                                                                          THUF
                Fair value of Navigator Informatika Rt.'s recorded
                 assets acquired and liabilities assumed:
                  Cash                                                   28,327
                  Net receivables                                        86,067
                  Other current assets                                   19,747
                  Fixed assets                                           64,992
                  Payables and accruals                                 (41,283)
                  Loans and leasing liability                           (32,850)
                Total fair value of recorded assets acquired and
                 liabilities assumed:                                   125,000
                  Identified intangible - customer contract             356,000
                  Deferred tax related to indentified intangible        (56,960)
                                                                     ----------
                                                                        424,040
                  Excess of fair value of net assets over
                   consideration                                        (59,040)
                Total consideration                                     365,000
                                                                     ==========

            In determining the fair value of the acquired customer contract, the Company considered its intention for future use of the asset and analyses of historical financial performance and estimates of future performance of Navigator Rt.'s services. The Company used an income-based valuation approach, using discount rates ranging from 16% to 18%. The contract is being amortized over the estimated remaining useful life of 4.5 years. In allocating the purchase price, the THUF 59,040 excess of fair value over purchase price consideration was allocated as a pro-rata reduction of the values assigned to non-current assets. The carrying value of the net assets prior to the above-described step-up was THUF 125,000. The increase in the recorded values of those assets upon the step-up was THUF 240,000, which amount was recorded as additional paid-in capital.

            All material intercompany balances and transactions have been eliminated.

      Use of Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Fair Value of Financial Instruments

            All financial instruments are carried at amounts that approximate fair value.

      Cash and Cash Equivalents

            Cash and cash equivalents include cash at bank and short-term deposits with maturities of three months or less at the date of purchase.

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

      Inventory

            Inventory, comprised of IT hardware for resale, is carried at the lower of cost or market. Deposits paid by the Company for inventory are recorded as prepayments until the Company takes title to the inventory.

      Property and Equipment

            Property and equipment are stated at cost less accumulated depreciation. Equipment purchased under capital leases is stated at the present value of minimum lease payments at the inception of the lease less accumulated depreciation. Leased assets are depreciated using a straight-line method over the estimated useful lives of the leased asset.

            The Company provides for depreciation of property and equipment using the straight-line method over the following estimated useful lives:

            Software                                        3 years
            Computer equipment                            3-5 years
            Other furniture equipment and fixtures        5-7 years
            Server room removable fixtures                 17 years

            Recurring maintenance on property and equipment is expensed as incurred.

      Long-lived Assets

            The Company periodically reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of those assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted cash flows to the recorded value of the asset. If the undiscounted cash flows exceeds the recorded value of the asset, the asset is written down to its estimated fair value based on a discounted cash flow analysis.

      Revenue Recognition

            The Company recognizes revenue when persuasive evidence of an arrangement exists, the product or service has been delivered, fees are fixed or determinable, collection is probable and all other significant obligations have been fulfilled. Revenues from maintenance services are recognized in the month in which the services are provided, either based on performance or on fixed monthly fees. The Company defers revenue recognition for payments on contracts for which services have not been performed.

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

            The Company also generates non-recurring revenue from consulting fees for implementation, installation, configuration, testing and training related to the use of third party licensed products. The Company recognizes revenue for these services as they are performed, if contracted on a time and materials basis, or using the percentage of completion method, if contracted on a fixed fee basis and when the cost of the consulting project can be reliably estimated. Percentage of completion is measured based on cost incurred to date compared to total estimated cost at completion.

            When the cost to complete a project cannot be reliably estimated, the Company recognizes revenue using the completed contract method until such time that the cost to complete the project can be reliably estimated.

      Cost of Revenues

            Cost of revenues principally comprises cost of fixed assets sold during the course of IT outsourcing projects, cost of materials required to perform IT outsourcing activities and cost of project-dedicated sub-contractors.

      Foreign Currency Translation

            The Company considers the Hungarian Forint ("HUF") to be its functional currency.

            Gains and losses from foreign currency transactions and the translation of monetary assets or liabilities not denominated in Hungarian forints are included in the income statements in the period in which they occur.

      Income Taxes

            Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities, net of appropriate valuation allowances, are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities, if any, are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      Recent Accounting Pronouncements

            In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"). SFAS 123(R) requires an entity to recognize the grant-date fair value of stock options and other equity-based compensation issued to employees in the income statement. The Company has concluded that SFAS No.123 (revised 2004) currently has no impact on its financial statements, as the Company does not provide equity-based compensation to employees.

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

            In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets: an amendment of APB Opinion No. 29" ("SFAS 153"). SFAS 153 eliminates a company's ability to use the similar productive assets concept to account for nonmonetary exchanges at book value without recognizing a gain.

            Nonmonetary exchanges will have to be accounted for at fair value, with gain or loss recognized, if the transactions meet a commercial-substance criterion and fair value is determinable. SFAS 153 is effective for nonmonetary asset exchanges in fiscal periods beginning after June 15, 2005, and early application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The Company does not believe that SFAS 153 will have any impact on its financial statements.

            In December 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4" ("SFAS 151"). SFAS 151 amends Accounting Research Bulletin No. 43, Chapter 4, "Inventory Pricing" ("ARB 43") to eliminate the "so abnormal" criterion in ARB 43 and requires companies to recognize abnormal freight, handling costs, and amounts of wasted material (spoilage) as current-period charges.

            Additionally, SFAS 151 clarifies that fixed production overhead cost should be allocated to inventory based on the normal capacity of the production facility. SFAS 151 is effective for inventory costs incurred during annual periods beginning after June 15, 2005. The Company currently does not have any inventory that is within the scope of SFAS 151.

            In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements." This statement applies to all voluntary changes in accounting principle and changes resulting from adoption of a new accounting pronouncement that does not specify transition requirements. SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle should be recognized in the period of the accounting change. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 with early implementation permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this statement was issued. SFAS 154 is effective for the Company as of January 1, 2006 and is not expected to have a material impact on the Company's financial statements.

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

3.    Trade Accounts Receivable

Trade accounts receivable as of December 31, 2004 in THUF were as follows:

                                                    December 31, 2004
---------------------------------------------------------------------
Receivable                                                    205,400
Less allowance for doubtful debts                             (33,124)
---------------------------------------------------------------------
Total                                                         172,276
                                                          ===========

The Company establishes allowances for doubtful debts to reduce receivables to their estimated recoverable value. The allowance is determined on an account by account basis, with a 100% provision for those accounts overdue by more than 180 days.

4.    Prepayments and Other Current Assets

Prepayments and other current assets as of December 31, 2004 in THUF were as follows:

                                                    December 31, 2004
---------------------------------------------------------------------
Inventory                                                      95,530
Corporate and value added taxes                                18,156
Others                                                         41,304
---------------------------------------------------------------------
Total                                                         154,990
                                                          ===========

Inventory prepayments include THUF 80,763 related to an advance payment for IT equipment, which was received and sold to a customer at cost in February 2005.

5.    Property and Equipment

Property and equipment as of December 31, 2004 in THUF were as follows:

                                                   December 31, 2004
---------------------------------------------------------------------
Software                                                       98,294
Computer equipment                                            252,951
Server room moveable fixtures                                  10,584
Furniture, fixtures and other                                  36,482
---------------------------------------------------------------------

Total                                                         398,311
Less accumulated depreciation                                (158,302)
---------------------------------------------------------------------
Total property and equipment                                  240,009
                                                          ===========

The gross value of assets recorded under capital lease obligation was THUF 27,850, while accumulated depreciation was THUF 8,360 as of December 31, 2004.

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

6.    Customer Contract

Navigator has a fixed-term contract with Antenna Hungaria, its former parent, to provide IT maintenance services until 2009. When Wallis Rt. indirectly acquired Navigator from Antenna Hungaria on August 12, 2004, an amount of THUF 356,000 was assigned as the value of this customer contract (see note 2). Amortization of THUF 30,220 was charged in the year ended December 31, 2004. Estimated amortization in THUF until the end of the term of the contract, in February 2009, is as follows:

Year ended December 31,
---------------------------------------------------------------------
2005                                                           78,230
2006                                                           78,230
2007                                                           78,230
2008                                                           78,230
2009                                                           12,860

7.    Related Party Transactions

The Company has entered into transactions with related parties both during the course of its normal operating activities and during the course of acquiring certain assets and assuming certain liabilities of Wallitrade Kft., as well as the purchase of the shares of Navigator Info Kft. These transactions are summarized below:

      Related Party Loans Receivable

            As of December 31, 2004, THUF 38,474 of the balance of total related party loans receivable relates to a short-term loan provided to Wallitrade Kft., a party related by common ownership. The loan was granted in November 2004 and bears interest at the base rate of the Hungarian National Bank.

            The remaining amount of THUF 21,067 relates to the cash pool financing arrangement described below.

      Cash Pool Financing

            The Company has a cash pool agreement with Wallis Rt., the Company's ultimate parent, whereby all surplus cash at bank of the Company and other companies directly and indirectly owned by Wallis Rt. (collectively, "Wallis Group") are sent to a head office account on a daily basis. If there are funds drawn on an external overdraft facility, then cash is sent by Wallis Rt. to the particular subsidiary in order to minimize interest costs to Wallis Group. As of January 1, 2004, the Company had transferred THUF 37,965 to Wallis Rt. under this cash pool agreement. As of December 31, 2004, THUF 38,410 was received from Wallis Rt. in order to maintain a zero position in Navigator's external bank overdraft facility, while Navigator's subsidiaries had transferred cash at bank of THUF 21,067 to Wallis Rt. - resulting in net borrowings of the Company from Wallis Rt. of THUF 17,343 as of December 31, 2004. The charge for the cash pool financing is one-month BUBOR.

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

            Cash in hand as of December 31, 2004 relates to petty cash at the Company and its two subsidiaries.

      Related Party Loan Payable

            In September 2001, a related party provided a loan of THUF 30,000 to the Company to finance working capital. The interest rate of the loan was BUBOR (Budapest Interbank Offered Rate) +1%. The balance as of December 31, 2004 was THUF 18,000. The balance was fully repaid in March 2005.

      Purchase of Wallitrade assets

            In December 2004, the Company signed an agreement to purchase part of the net assets of Wallitrade Kft. from Wallis Group in several stages.

            The first stages were completed in December 2004, and the following assets were purchased:

                                                          THUF
                Inventory                                  23,200
                Fixed assets                              157,500
                                                       ----------
                Total                                     180,700
                                                       ==========

            Note 14 (Subsequent events) details the completion of the purchase of part of Wallitrade's net assets in 2005.

      Acquisition of Shares in Navigator Info Kft.

            The Company acquired all of the issued shares of Navigator Info Kft. for consideration of THUF 280,000 in December 2004. As the acquisition was made from an entity under common control (all of the companies were owned directly or indirectly by Wallis Rt. at the time of the acquisition in December 2004), the transactions were accounted in a manner similar to a pooling of interests (see note
            2).

      Operating Transactions

            The Company provides IT outsourcing services to related parties. Total revenues generated from these services were THUF 60,900 (exclusive of VAT) during 2004.

            Related parties also provided the following services (figures exclusive of VAT) to the Company in 2004:

            o     Office rental of THUF 13,195 (see note 11)
            o     Car rental of THUF 13,210 (see note 11)
            o     Cash pool services (see note 7)
            o     Management fees of THUF 16,485
            o     Other  miscellaneous  services  from  related  parties of THUF
                  10,675

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

            The total amount of such services purchased by the Company was THUF 62,700 (exclusive of VAT) during 2004.

            The Company also invoiced a related party THUF 9,000 (exclusive of VAT) during the year for services that it sub-contracted from another related party. This is reflected on a net basis in the financial statements.

8.    Bank Loan

On November 30, 2004, the Company obtained a short-term loan of EUR 328,398 (THUF 80,763 as of December 31, 2004) in order to finance a deposit payable in respect of a purchase of inventory to be sold to a customer under an outsourcing agreement. The loan was repaid in February 2005.

9.    Other Current Liabilities

Other current liabilities as of December 31, 2004 in THUF were as follows:

                                                    December 31, 2004
---------------------------------------------------------------------
Wage related taxes                                             21,795
Wages                                                          11,335
Value added tax payable                                         9,643
Short-term portion of capital lease obligation                  8,400
Dividend payable                                                7,955
Local tax payable                                               2,967
Other                                                             881
---------------------------------------------------------------------
Total other current liabilities                                62,976
                                                          ===========

10.   Accrued Expenses

Accrued expenses as of December 31, 2004 in THUF were as follows:

                                                                 2004
---------------------------------------------------------------------
Accrued trade payables                                         36,218
Office rent                                                     1,728
Audit                                                           4,200
Other                                                          10,108
---------------------------------------------------------------------
Total                                                          52,254
                                                          ===========

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

11.   Commitments and Contingencies

      Lease Agreements

            Capital lease - In 2003, the Company entered into three year capital lease for computer equipment. The following is a schedule of future capital lease payments (with initial or remaining lease terms in excess of one year) as of December 31, 2004 in THUF:

                Short term lease obligation                     8,400
                Long term lease obligation                      4,935
                -----------------------------------------------------
                Total lease payments                           13,335
                                                          ===========

            The current portion of the capital lease obligation is included in 'Other current liabilities' in the accompanying balance sheets.

      Operating Leases

            On September 1, 2004, the Company commenced a non-cancelable rental contract for its office space for a period of 62 months with a related party. The monthly rental fee is THUF 2,672.

            The Company also has various car rental agreements under operating leases with a related party. The rental amounts include maintenance and servicing.

            Following are the Company's commitments under its non-cancelable lease obligations, as of December 31, 2004 in THUF:

                                                 Capital lease   Operating lease
                2005                                    10,071           50,782
                2006                                     5,875           49,718
                2007                                        --           48,599
                2008                                        --           44,979
                2009                                        --           26,720
                                                 -------------    -------------
                Total                                   15,946          220,798
                                                 -------------    =============
                Less amount representing
                  interest                              (2,611)
                                                 -------------
                Net minimum lease payments              13,335
                                                 =============

            There are no restrictions on dividends imposed by lease contracts.

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

      Commitment Related to Advance Payment for Inventory

            As part of its IT outsourcing relationship with a large customer, the Company concluded an agreement in 2004 whereby it agreed to procure IT assets for resale to the customer. A deposit with the supplier for THUF 80,763 was made in December 2004. The assets were delivered to the Company in February 2005 and installed by the Company at the customer's site in the same month, when the remaining payment of THUF 193,200 was paid by the Company to the supplier.

      Subsidy

            In 2003, the Company was granted a government subsidy of THUF 16,800 in connection with a government related project. The Company used the funds to subsidize sub-contractor costs in connection with the establishment of a government portal. The Company has a commitment to maintain the portal until May 2007, and the government has the right to demand the entire amount of the funds (with interest at twice the Hungarian National Bank rate) if the Company does not fulfill its obligations until May 2007.

12.   Income Taxes

The statutory corporate tax rate in Hungary was 16% as of December 31, 2004. Neither the Company nor its subsidiaries have any tax net operating loss carryforwards from prior years.

The corporate income taxes of THUF 4,807 arise from the fact that the reported loss before income taxes of THUF 30,795 includes THUF 22,704 of fixed asset write-offs and THUF 19,800 of customer list amortization, which are not deductible under Hungarian taxation rules, and THUF 16,100 of provision for doubtful accounts which are deductible when the receivables are written off.

The Company recognized a deferred tax liability of THUF 47,451 in connection with the recognition of the customer contract (note 6). The balance at December 31, 2004 represents the deferred tax liability of THUF 43,423 relating to the excess of carrying values of customer contracts over their respective tax bases. The deferred tax liability will be recognised in the statements of operations as the customer contract is amortized over its remaining term until February 2009. The Company has no other significant deferred tax assets or liabilities.

13.   Dependency on Certain Customers

49% of the consolidated sales revenue in 2004 is derived from one customer, which was a former owner of the Company. 78% of the 2004 annual sales revenue was generated from the four most significant customers of the Company. As of December 31, 2004, trade receivables of THUF 124,774 were due from Antenna Hungaria, the former owner of the Company, while the other three largest customers owed a total of THUF 62,093.

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

14.   Subsequent Events

During the first quarter of 2005, the Company completed the purchase of a part of Wallitrade's net assets (See note 7) by acquiring receivables of THUF 33,122 and assuming liabilities of THUF 65,625 which related to the fixed assets purchased in 2004.

On April 6, 2005, the Company entered into a long-term loan agreement with Commerzbank Bank Rt (the "Bank") for THUF 201,250, with an interest rate of three month BUBOR +2.5%, in order to finance the payment for the Wallitrade net assets noted above. The loan is repayable in 14 quarterly instalments of THUF 14,380 plus quarterly interest starting on May 31, 2005. The shares of the Company were pledged as collateral for this loan, as well as a general lien established on all of the assets of the Company.

In addition to the long-term loan agreement, the Company also concluded an overdraft facility with the Bank for THUF 130,000 on July 20, 2005. Additionally, on September 1, 2005, the Company concluded a short-term loan facility agreement with the Bank for THUF 30,000 to fund working capital. The initial short-term loan facility expired on October 31, 2005 and was extended to January 31, 2006 in October 2005.

In June 2005, Wallis Group sold its shares in Navigator to Marivaux Investments Limited and Graeton Holdings Limited.

On October 7, 2005,  Euroweb  International  Corp.  and one of its  subsidiaries purchased 100% of the outstanding shares of common stock of Navigator Informatika Rt. from Marivaux Investments Limited and Graeton Holdings Limited for USD 8.5 million cash and 441,566 shares of common stock of Euroweb International Corporation.

                   Navigator Informatika Rt. and subsidiaries
           Unaudited Condensed Combined and Consolidated Balance Sheet
                        In thousands of Hungarian Forint

                                                                    As of
                                                             September 30, 2005
                                                             ------------------
ASSETS
  Current assets:
    Cash and cash equivalents                                                --
    Trade accounts receivable, net                                      132,215
    Related party receivables                                            93,607
    Accrued revenue                                                      52,907
    Prepaid and other current assets                                     87,972
                                                             ------------------
        Total current assets                                            366,701

    Customer contract, net                                              231,396
    Equipment and fixtures, net                                         229,178
                                                             ------------------

    Total assets                                                        827,275
                                                             ==================

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Trade accounts payable                                              133,379
    Related party payables                                               46,254
    Short-term portion of related party loan                             10,937
    Short term bank loan and overdraft                                  161,510
    Other current liabilities                                            71,473
    Accrued expenses                                                     76,710
    Deferred revenue                                                      8,396
                                                             ------------------
        Total current liabilities                                       508,659

    Long term portion of bank loan                                      115,000
    Long-term portion of related party loan                              43,750
    Deferred taxes                                                       37,023
    Long term portion of capital lease obligation                         5,270
    Other loan obligations                                                8,367
                                                             ------------------
        Total long term liabilities                                     209,410
                                                             ------------------
          Total liabilities                                             718,069
                                                             ------------------

Commitments and contingencies

    Shareholders' equity
    Common stock, HUF 10,000 par value
      (12,500 shares authorized, issued and outstanding
      as of September 30, 2005)                                         125,000
    Additional paid-in capital                                          240,000
    Accumulated deficit                                                (255,794)
                                                             ------------------
        Total shareholders' equity                                      109,206
                                                             ------------------

        Total liabilities and shareholders' equity                      827,275
                                                             ==================

             The accompanying notes form an integral part of these
                    unaudited condensed financial statements

                   Navigator Informatika Rt. and subsidiaries
     Unaudited Condensed Combined and Consolidated Statements of Operations
                        In thousands of Hungarian Forint

                                                              Nine months ended September 30,
                                                             --------------------------------
                                                                  2005              2004
                                                             --------------    --------------
Third party revenue                                                 841,872           498,622
Related party revenue                                               241,309            12,956
                                                             --------------    --------------
Total revenue                                                     1,083,181           511,578

Cost of  revenue (exclusive of depreciation and
  amortization shown separately below)                              268,494            56,973

Operating expenses
   Personnel expenses                                               170,857           172,352
   Consulting, advisory and professional fees                       236,289           159,913
   Other selling, general and administrative expenses
     (including HUF 106 million and HUF 21 million
     related party expenses in 2005 and 2004 respectively)          228,818            96,027
   Depreciation and amortization                                     96,805            61,563
                                                             --------------    --------------
Total operating expenses                                            732,769           489,855

Income (loss) from operations                                        81,918           (35,250)

Other income / (expense)
Interest income                                                       2,899             2,491
Interest expense                                                    (18,015)           (9,278)
                                                             --------------    --------------
Total other expenses                                                (15,116)           (6,787)
                                                             --------------    --------------

Income (loss) before income taxes                                    66,802           (42,037)

Income tax, deferred                                                  6,399             1,238
Income tax, current                                                 (28,132)           (2,944)
                                                             --------------    --------------
Net income taxes expense                                            (21,733)           (1,706)
                                                             --------------    --------------

Net income (loss)                                                    45,069           (43,743)
                                                             ==============    ==============

              The accompanying notes form an integral part of these
                    unaudited condensed financial statements

                   Navigator Informatika Rt. and subsidiaries
      Unaudited Condensed Combined and Consolidated Statement of Cash Flows
                        In thousands of Hungarian Forint



                                                              Nine months ended September 30,
                                                             --------------------------------
                                                                  2005              2004
                                                             --------------    --------------
Net cash provided by operating activities                           351,177            41,214

Cash flows from investing activities:
Payment for Wallitrade assets acquired                             (148,197)               --
Proceeds on sale of fixed assets                                         --             8,400
Purchase of property and equipment                                  (59,705)          (15,977)
                                                             --------------    --------------
Net cash used in investing activities                              (207,902)           (7,577)

Cash flows from financing activities:
Payment for Navigator Info Kft. shares - deemed dividend           (280,000)               --
Net borrowings under overdraft facility                             104,010                --
Proceeds of long-term bank loan                                     201,250                --
Repayment of long-term bank loan                                    (28,750)               --
Repayment of short-term bank loan                                   (80,763)               --
Repayment of related party loans - cash pool, net                   (17,343)           47,207
Repayment of related party loan                                     (40,787)          (36,883)
2004 & 2003 dividends paid, respectively                             (7,955)          (22,559)
Principal payments under capital lease obligations                   (5,807)          (25,357)
                                                             --------------    --------------
Net cash used in financing activities                              (156,145)          (37,592)

Decrease in cash and cash equivalents                               (12,870)           (3,955)
Cash and cash equivalents, beginning of year                         12,870            15,540
                                                             --------------    --------------
Cash and cash equivalents, end of period                                 --            11,585
                                                             ==============    ==============

              The accompanying notes form an integral part of these
                    unaudited condensed financial statements

                   Navigator Informatika Rt. and subsidiaries
      Notes to the Unaudited Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

1.    Basis of Presentation

Navigator Informatika Rt. ("Navigator") is a Hungarian Corporation, which was owned until October 7, 2005 by Marivaux Investments Limited ("Marivaux") and Graeton Holdings Limited ("Graeton"), which are both registered under the laws of the Cyprus. Marivaux and Graeton were both indirectly owned by Wallis Rt. Navigator Informatika Rt., and its wholly owned subsidiaries, Navigator Info Kft. and Navigator Engineering Kft., are engaged in information technology outsourcing, applications development and information technology consulting services primarily in the Hungarian market.

The accompanying unaudited condensed financial statements of Navigator are stated in Hungarian Forints ("HUF") (the currency in Hungary) and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission regarding interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, these financial statements include all adjustments, consisting mainly of normal recurring accruals, necessary for a fair presentation of the results for the interim periods presented. Results for the interim periods are not necessarily indicative of the results for a full fiscal year. These unaudited condensed financial statements should be read in conjunction with Navigator's audited financial statements and notes thereto as of and for the year ended December 31, 2004.

On August 12, 2004, Wallis Rt. indirectly acquired 100% of the shares of AM-IT Rt. (which was subsequently renamed to Navigator) from an unrelated third party. Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, at this date, the assets and liabilities of Navigator were recorded at their fair values and excess unallocated purchase consideration recorded as goodwill. The purchase price adjustments and goodwill were pushed down to Navigator in accordance with SAB 54. "Push-down" is a basis of accounting that reflects the parent company's cost in the separate financial statements of a purchased subsidiary. Accordingly, as of August 12, 2004, Navigator stepped up the values of its consolidated assets and liabilities to reflect the accounting basis of Wallis Rt. in Navigator's assets and liabilities based on their estimated fair values. The consideration has been allocated as follows:

                                                                      THUF
        Fair value of Navigator Informatika Rt.'s recorded
        assets acquired and liabilities assumed:
          Cash                                                       28,327
          Net receivables                                            86,067
          Other current assets                                       19,747
          Fixed assets                                               64,992
          Payables and accruals                                     (41,283)
          Loans and leasing liability                               (32,850)
                                                                 ----------
        Total fair value of recorded assets acquired and
        liabilities assumed:                                        125,000

                   Navigator Informatika Rt. and subsidiaries
      Notes to the Unaudited Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

        Total fair value of recorded assets acquired and
        liabilities assumed:                                        125,000
          Identified intangible - customer contract                 356,000
          Deferred tax related to indentified intangible            (56,960)
                                                                 ----------
                                                                    424,040
          Excess of fair value of net assets over consideration     (59,040)
        Total consideration                                         365,000
                                                                 ==========

      The excess of fair value of net assets over consideration was allocated on a pro-rata basis to non-current assets. The carrying value of the net assets prior to the above-described step-up was THUF 125,000. The increase in the recorded values of those assets upon the step-up was THUF 240,000, which amount was recorded as additional paid-in capital.

2.    Bank Loan

On April 6, 2005, the Company entered into a long-term loan agreement with Commerzbank Bank Rt (the "Bank") for THUF 201,250, with an interest rate of three month BUBOR +2.5%. The loan is repayable in 14 quarterly instalments of THUF 14,375 plus quarterly interest starting on May 31, 2005. The shares of the Company were pledged as collateral for this loan, as well as a general lien established on all of the assets of the Company.

In addition to the long-term loan agreement, the Company also entered into an overdraft facility with the Bank for THUF 130,000 on July 20, 2005.

Additionally, on September 1, 2005, the Company entered into a two-month loan facility agreement with the Bank for THUF 30,000 to fund working capital. The Company did not draw down funds under this agreement until October 2005.

3.    Dependency on Certain Customers

30% of the consolidated sales revenue in the nine months ended September 30, 2005 is derived from one customer, which was a former owner of the Company. 80% of the consolidated sales revenue in the nine months ended September 30, 2005 was generated from the four most significant customers of the Company.

4.    Commitments and Contingencies

Subsidy

In 2003, the Company was granted a government subsidy of THUF 16,800 in connection with a government related project. The Company used the funds to subsidize sub-contractor costs in connection with the establishment of a government portal. The Company has a commitment to maintain the portal until May 2007, and the government has the right to demand the entire amount of the funds (with interest at twice the Hungarian National Bank rate) if the Company does not fulfill its obligations until May 2007.

                   Navigator Informatika Rt. and subsidiaries
      Notes to the Unaudited Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

5.    Subsequent Events

In October 2005, the short term loan facility agreement of THUF 30,000 was extended to January 31, 2006.

There were no other material events until the date of this report that are not disclosed in the financial statements for the year ended December 31, 2004.

(b)   Pro forma financial information:

  UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined and consolidated financial statements (the "unaudited pro forma financial statements") give effect to the acquisition by Euroweb International Corp. ("Euroweb") of 100% of Navigator Informatika Rt. and its subsidiaries (collectively, "Navigator") for approximately $8,700,000 in cash consideration (including estimated direct transaction costs of $200,000) and 441,566 shares of Euroweb common stock with a fair value of $1,752,134, less estimated registration costs of $70,000. The acquisition will be accounted for using the purchase method of accounting. Under this method, the purchase price has been allocated to the assets acquired and liabilities assumed based on preliminary estimates of fair value. The final purchase price allocation will be calculated based on the total consideration and the fair values of the identifiable assets and liabilities of Navigator as of October 7, 2005 (the date of closing of the purchase). Therefore, the actual amount of goodwill, as well as other balance sheet items, could differ from the amounts disclosed in these unaudited pro forma financial statements. In turn, actual amounts disclosed in future statements of operations of the Euroweb, such as intangible asset amortization and income taxes, may differ from the corresponding amounts disclosed pro forma condensed combined and consolidated statements of operations.

The unaudited pro forma condensed combined and consolidated statements of operations give effect to the acquisition as if it occurred on January 1, 2004. The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it occurred on September 30, 2005.

These unaudited pro forma financial statements are presented for illustrative purposes only. The unaudited pro forma financial statements are not necessarily indicative of the actual results of operations or financial position that would have occurred had the acquisitions occurred on the dates indicated, nor are they necessarily indicative of future operating results or financial position. No account has been taken within the unaudited pro forma financial statements of any synergies that may be realized following the acquisition. The unaudited pro forma financial statements are only a summary and should be read in conjunction with the historical consolidated financial statements and related notes of Euroweb, included in its Form 10-KSB for the year ended December 31, 2004 and its Form 10-QSB for the nine month period ended September 30, 2005 and the historical combined and consolidated financial statements and related notes of Navigator, included in this current report, and with the other information included or incorporated by reference in this current report.

The pro forma adjustments described in the accompanying notes are based upon available information and certain assumptions that management believes to be reasonable.

Material  business   transactions  between  Euroweb  and  its  subsidiaries  and
Navigator during the periods presented have been eliminated.

                                     EUROWEB
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2005

                                                                                                             Euroweb Pro
                                                                                 Pro Forma                      Forma
                                    Navigator      Navigator       Euroweb      Adjustments        Notes     Consolidated
                                   -----------    -----------    -----------    -----------       -------    -----------
                                       (A)            (B)            (E)            (G)
                                       THUF           USD            USD            USD                          USD
ASSETS
Cash and cash equivalents                   --             --      4,863,296      6,000,000              1     2,513,296
                                                                                 (8,350,000)             2
Trade accounts receivable, net         132,215        636,996      4,501,859             --                    5,138,855
Related party receivable                93,607        450,988             --             --                      450,988
Unbilled receivable                     52,907        254,900      1,221,809             --                    1,476,709
Deferred tax assets                         --             --         31,678             --                       31,678
Prepaid expenses and other
  current assets                        87,972        423,839        924,572             --                    1,348,411
                                   -----------    -----------    -----------    -----------                  -----------
  Total current assets                 366,701      1,766,723     11,543,214     (2,350,000)                  10,959,937

Property and equipment                 231,396      1,114,839      6,642,425             --                    7,757,264
Intangibles - customer contracts       229,178      1,104,153      1,283,455      2,331,351                    4,718,959
Goodwill                                    --             --      5,806,181      7,965,948             11    13,772,129
Navigator deposit                           --             --        271,808       (150,000)             3            --
Navigator pre-acquisition costs             --             --             --       (121,808)             4            --
Other assets                                --             --        383,074             --                      383,074
                                   -----------    -----------    -----------    -----------                  -----------
Total assets                           827,725      3,985,715     25,930,157      7,675,491                   37,591,363
                                   ===========    ===========    ===========    ===========                  ===========

LIABILITIES
Trade accounts payable                 133,379        642,605      3,326,004             --                    3,968,609
Related party payable                   46,254        222,847             --             --                      222,847
Short-term related party loan           10,937         52,693             --             --                       52,693
Pantel loan payables                        --             --        472,152             --                      472,152
Current portion of bank loan           161,510        778,136        279,437        687,499              1     1,745,072
Notes payable                               --             --        175,554             --                      175,554
Other current liabilities               71,473        344,348        555,531             --                      899,879
Accrued expenses                        76,710        369,580      3,112,036         78,192              5     3,629,808
                                                                                     70,000              6
Deferred IRU revenue                        --             --         46,000             --                       46,000
Deferred other revenues                  8,396         40,451        526,923             --                      567,374
                                   -----------    -----------    -----------    -----------                  -----------
  Total current liabilities            508,659      2,450,660      8,493,637        835,691                   11,779,988

Deferred tax liabilities                37,023        178,372         31,678        371,307              8       581,358
Deferred IRU revenue                        --             --        871,035             --                      871,035
Pantel loan payable                         --             --        236,076             --                      236,076
Related partly loan                     43,750        210,782             --             --                      210,782
Bank loans                             115,000        554,057        439,352      5,312,501              1     6,305,910
Other loans                              8,367         40,312             --             --                       40,312
Lease obligations                        5,270         25,390        123,319             --                      148,709

STOCKHOLDERS' EQUITY
Preferred stock, $.001 par value            --
Common stock, $.001 par value          125,000        602,236          5,342       (602,236)            10         5,784
                                                                                        442              9
Additional paid-in capital             240,000      1,156,292     49,810,246        525,400              9    51,491,938
Accumulated deficit                   (255,794)    (1,232,386)   (34,193,589)     1,232,386             10   (34,193,589)
Accumulated other comprehensive
  loss                                      --             --        113,061             --                      113,061
                                   -----------    -----------    -----------    -----------                  -----------
  Total stockholders' equity           109,206        526,142     15,735,060      1,155,992                   17,417,194
                                   -----------    -----------    -----------    -----------                  -----------

Total liabilities and
  stockholders' equity                 827,275      3,985,715     25,930,157      7,675,491                   37,591,363
                                   ===========    ===========    ===========    ===========                  ===========

                See accompanying notes to the unaudited pro forma
                  condensed consolidated financial statements.

                                     EUROWEB
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                                                             Euroweb Pro
                                                                                 Pro Forma                      Forma
                                    Navigator      Navigator       Euroweb      Adjustments        Notes     Consolidated
                                   -----------    -----------    -----------    -----------       -------    -----------
                                       (A)            (C)            (F)            (G)
                                       THUF           USD            USD            USD                          USD
Third party revenues                   768,239      3,796,210     24,284,048        (61,934)            13    28,018,324
Related party revenues                  60,903        300,948      8,503,939             --                    8,804,887
                                   -----------    -----------    -----------    -----------                  -----------
  Total revenues                       829,142      4,097,158     32,787,987        (61,934)                  36,823,211

Cost of revenues (exclusive of
  depreciation and
  amortization)
Third party cost of revenues           114,450        565,548     15,860,057             --                   16,425,605
Related party cost of revenues          25,268        124,860      6,198,505             --                    6,323,365
                                   -----------    -----------    -----------    -----------                  -----------

  Total cost of revenues
    (exclusive of depreciation
    and amortization)                  139,718        690,408     22,058,562             --                   22,748,970

Compensation and related costs         232,937      1,151,045      2,863,368             --                    4,014,413
Consulting, professional and
  directors fees                       155,693        769,348      2,688,229             --                    3,457,577
Other selling, general and
  administrative expenses              222,823      1,101,067      3,714,865        (61,934)            13     4,753,998
Depreciation and amortization           95,772        473,252      2,453,209      1,233,016             12     4,159,477
                                   -----------    -----------    -----------    -----------                  -----------
Loss from operations                   (17,801)       (87,962)      (990,246)    (1,233,016)                  (2,311,224)

Interest income                          3,512         17,354        243,130             --                      260,484
Interest expense                       (21,881)      (108,124)      (493,474)      (495,391)            14    (1,096,989)
                                   -----------    -----------    -----------    -----------                  -----------
  Net interest expense                 (18,369)       (90,770)      (250,344)      (495,391)                    (836,505)

Other expenses                              --             --       (170,000)            --                     (170,000)
Gain from sale of subsidiary                --             --         28,751                                      28,751
                                   -----------    -----------    -----------    -----------                  -----------
Loss before income taxes               (36,170)      (178,732)    (1,381,839)    (1,728,407)                  (3,288,978)
Provision for income taxes -
  deferred                               4,027         19,899             --        197,288             15       217,187
Provision for income taxes -
  current                               (4,805)       (23,754)       (31,091)            --                      (54,845)
                                   -----------    -----------    -----------    -----------                  -----------

Loss from continuing operations        (36,948)      (182,587)    (1,412,930)    (1,531,119)                  (3,126,636)
                                   ===========    ===========    ===========    ===========                  ===========

Income (loss) from continuing
   operations per share, basic
   and diluted                                                         (0.28)                                      (0.57)

Weighted average number of
   shares outstanding                                              5,043,822                                   5,485,388

                See accompanying notes to the unaudited pro forma
                       consolidated financial statements.

                                     EUROWEB
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

                                                                                                             Euroweb Pro
                                                                                 Pro Forma                      Forma
                                    Navigator      Navigator       Euroweb      Adjustments        Notes     Consolidated
                                   -----------    -----------    -----------    -----------       -------    -----------
                                      (A)             (D)            (E)           (G)
                                      THUF            USD            USD           USD                           USD
Third party revenues                   841,872      4,299,653     30,622,486        (36,800)            13    34,885,339
Related party revenues
                                       241,309      1,232,425      1,768,358             --                    3,000,783
                                   -----------    -----------    -----------    -----------                  -----------
  Total revenues                     1,083,181      5,532,078     32,390,844        (36,800)                  37,886,122

Cost of revenues
  (exclusive of
  depreciation and
  amortization)
Third party cost of
  revenues                             268,494      1,371,267     20,677,378        (36,800)            13    22,011,845
Related party cost of
  revenues                                  --             --      1,164,692             --                    1,164,692
                                   -----------    -----------    -----------    -----------                  -----------

  Total cost of revenues
    (exclusive of
    depreciation and
    amortization)                      268,494      1,371,267     21,842,070        (36,800)                  23,176,537

Compensation and related
  costs                                170,857        872,610      2,514,864             --                    3,387,474
Consulting, professional
  and directors fees                   236,289      1,206,788      2,670,795             --                    3,877,583
Collection of written-off
  receivable                                --             --       (265,630)                                   (265,630)
Other selling, general
  and administrative
  expenses                             228,817      1,168,626      2,719,022             --                    3,887,648
Depreciation and
  amortization                          96,805        494,408      2,649,330        861,603             12     4,005,341
                                   -----------    -----------    -----------    -----------                  -----------
Income from operations                  81,918        418,379        260,393       (861,603)                    (182,831)

Interest income                          2,899         14,806         23,871             --                       38,677
Interest expense                       (18,015)       (92,007)      (261,581)      (304,141)            14      (657,729)
                                   -----------    -----------    -----------    -----------                  -----------
  Net interest expense                 (15,116)       (77,201)      (237,710)      (304,141)                    (619,052)

Other revenue                               --             --        170,000             --                      170,000
                                   -----------    -----------    -----------    -----------                  -----------

Income before income taxes              66,802        341,178        192,683     (1,165,744)                    (631,883)
Provision for income
  taxes - deferred                       6,399         32,681             --        137,856             15       170,537
Provision for income
  taxes - current                      (28,132)      (143,677)      (137,016)            --                     (280,693)
                                   -----------    -----------    -----------    -----------                  -----------

Income from continuing
  operations                            45,069        230,182         55,667     (1,027,888)                    (742,039)
                                   ===========    ===========    ===========    ===========                  ===========

Income from continuing
  operations per share,
  basic and diluted                                                     0.01                                       (0.12)

Weighted average number
  of shares outstanding                                            5,342,533                                   5,784,099

                See accompanying notes to the unaudited pro forma
                       consolidated financial statements.

                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A) Reflects the balance sheet of Navigator as of September 30, 2005 and the related statement of operations for the nine-month period then ended, and the statement of operations of Navigator for the year ended December 31, 2004, all included in this Current Report.

(B) Translates the balance sheet of Navigator as of September 30, 2005 at a rate of Hungarian Forint 207.56 = US Dollar 1.00, which was the closing exchange rate for September 30, 2005 as reported by National Bank of Hungary.

(C) Translates the statement of operations of Navigator for the year ended December 31, 2004 at a rate of Hungarian Forint 202.37 = US Dollar 1.00, which was the average monthly closing exchange rate for the year ended December 31, 2004, as reported by National Bank of Hungary.

(D) Translates the statement of operations of Navigator for the nine-month period ended September 30, 2005 at a rate of Hungarian Forint 195.80 = US Dollar 1.00, which was the average monthly closing exchange rate for the nine-month period ended September 30, 2005, as reported by National Bank of Hungary.

(E) Reflects the balance sheet of Euroweb as of September 30, 2005 and the related statement of operations for the nine-month period then ended, included in the Form 10-QSB of Euroweb for the quarterly period ended September 30, 2005.

(F) Reflects the balance sheet of Euroweb as of December 31, 2004, included in the Form 10-KSB of Euroweb for the fiscal year ended December 31, 2004.

(G) Pro forma adjustments to record the purchase as if the purchase had occurred on January 1, 2004 for purposes of presenting the pro forma statements of operations for the year ended December 31, 2004 and for the nine-month period ended September 30, 2005 and as if the purchase had occurred on September 30, 2005 for purposes of presenting the pro forma balance sheet as of September 30, 2005:

      1. Represents the $6,000,000 loan obtained by Euroweb Hungary under an agreement entered into with Commerzbank Hungary Rt. ("Commerzbank") on September 27, 2005 to part-finance the cash element of the purchase price. The loan bears interest at Budapest interbank offered rate ("BUBOR") plus 2.5%. Euroweb Hungary is required to make scheduled repayments in connection with the loan, beginning with instalments of $166,493 on March 31, 2006 and June 30, 2006, followed by quarterly repayments of $354,513 through June 30, 2010.

      2. Represents the $8,350,000 cash element of the purchase price paid upon closing of the purchase.

      3. Represents the $150,000 cash element of the purchase price paid as a deposit prior to closing of the purchase.

      4. Represents direct costs of the purchase incurred prior to September 30, 2005.

      5.    Represents estimated additional direct costs of the purchase.

      6. Represents the amount of the subsequent registration of the 441,566 shares of common stock of Euroweb issued as part-consideration for Navigator. The present value of such costs is estimated to be not materially different from the amount estimated to be paid.

      7.    Represents  the  increase  in  fair  value  of a  customer  contract historically recognised by Navigator and the recognition of additional customer contracts as intangible assets upon acquisition of Navigator by Euroweb. The total amount assigned to customer contracts in the preliminary purchase price allocation is $3,435,504, which is being amortized over the remaining terms of the contracts, ranging from one to four years.

      8. Represents the deferred tax liability of $549,680 relating to the excess of carrying values of customer contracts over their respective tax bases. The deferred tax liability will be recognised in the statements of operations as the customer contracts are amortized over their remaining terms.

      9. Represents the element of the purchase price payable in shares of common stock of Euroweb, less estimated registration costs (note 6) computed based on 441,566 shares and a share price of $3.968, being the weighted average of opening and closing prices for a period from two days before to two days after July 26, 2005, the announcement date of the purchase of Navigator by Euroweb.

      10. Represents the elimination of Navigator's shareholders' equity accounts from the pro forma consolidated Euroweb shareholders equity upon consummation of the purchase of all Navigator shares.

      11. Represents the excess of estimated purchase price over the estimated fair value of net assets acquired as goodwill, which was calculated as set forth below:

            The estimated purchase price has been calculated as follows:

                                                                        USD
                                                                   ------------
            Cash paid upon closing of the purchase (note 2)           8,350,000
            Cash deposit paid prior to closing of the purchase
              (note 3)                                                  150,000
            Share-based consideration, being 441,566 shares of
              common stock of Euroweb at a share price of $3.968
              (note 9)                                                1,752,134
            Direct purchase costs accrued at September 30, 2005
              (note 4)                                                  121,808
            Estimated additional direct purchase costs                   78,192
                                                                   ------------
            Estimated total purchase consideration (a)               10,452,134
                                                                   ============

            Following closing of the purchase, Euroweb will determine the fair value of the net tangible assets and the identifiable intangible assets acquired and allocate the estimated purchase price based on the purchase method of accounting. This unaudited pro forma information is based upon management's estimates and is subject to material changes upon completion of a final valuation. The estimated purchase price is preliminarily allocated as follows:

                                                          USD           USD
                                                      -----------   -----------
            Book value of net assets acquired                           526,142
            Fair value adjustments
                  Customer contracts (note 7)           2,331,351
                  Deferred tax liabilities (note 8)      (371,307)
                                                      -----------
            Total fair value adjustments                              1,960,044
                                                                    -----------
            Fair value of net assets acquired (b)                     2,486,186
                                                                    ===========
            Estimated goodwill (a) - (b)                              7,965,948
                                                                    ===========

      12. Represents the increase to amortization charges as a result of the increased estimated fair value of identified customer contracts (note 7) over their estimated useful lives of one to four years.

      13. Represents the elimination of intercompany transactions between Euroweb and its subsidiaries and Navigator.

      14.   Represents   interest  expense  relating  to  the  Commerzbank  loan
            described in note 1 computed using interest rates in effect in the periods presented.

      15. Represents the amortization of the deferred tax liability relating to the excess of carrying values of customer contracts over their respective tax bases (note 8).

(c)   Exhibits.

               Exhibit No.    Description
               -----------    --------------

               10.1 Sale and Purchase Agreement by and between the Company and the Sellers dated July 21, 2005 (1)

               10.2           Registration  Rights Agreement dated July 21, 2005
                              (1)

               10.3 Loan Agreement dated September 27, 2005 by and between Commerzbank Rt. and Euroweb International Corp. (2)

               10.4 Modification to the Sale and Purchase Agreement by and between the Company and the Sellers (3)

               99.1           Press Release dated October 7, 2005 (3)


(1) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on July 26, 2005.

(2) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on October 3, 2005.

(3) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on October 13, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             EUROWEB INTERNATIONAL CORPORATION
                                             (Registrant)


                                             By: /s/ CSABA TORO
                                                 -------------------------------
                                                 Name:  Csaba Toro
                                                 Title: Chief Executive Officer

Date:  December 19, 2005
       Budapest, Hungary